Exhibit 10.1

EXECUTION VERSION

Temporary Increase Agreement

September 28, 2012

Walker & Dunlop, LLC

7501 Wisconsin Avenue

Suite 1200E

Bethesda, Maryland  20814-6531

Re:                             Warehousing Credit and Security Agreement - Temporary Warehousing Commitment Increase

Ladies and Gentlemen:

Reference is made to that certain Warehousing Credit and Security Agreement (as amended and in effect, and as supplemented, the “Credit Agreement”) dated as of September 4, 2012, by and among Walker & Dunlop, LLC (the “Borrower”) and Bank of America, N.A. as Credit Agent (the “Credit Agent”), and Bank of America, N.A., in its capacity as the sole lender as of the date hereof (the “Lender”).  Capitalized terms used herein without definition shall have the same meanings herein as in the Credit Agreement.

The Borrower has requested that the Lender temporarily increase (the “Temporary Increase Commitment”) the Warehousing Commitment Amount by $640,000,000 (the “Temporary Increase Amount”), and the Lender has agreed to so temporarily increase the Warehousing Commitment Amount, subject to, and on, the terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Agent, and the Lender hereby agree as follows:

1.                                      Temporary Increase in Warehousing Commitment Amount.

(a)                                 Subject to and on the terms and conditions set forth in this agreement, for the period (the “Temporary Commitment Increase Period”) commencing on the date hereof (the “Temporary Commitment Increase Effective Date”) to, but not including, the Temporary Commitment Increase Termination Date (as defined in Section 1(b) below), the Warehousing Commitment Amount shall be increased by $640,000,000.

(b)                                 On the Temporary Commitment Increase Termination Date, automatically, without notice or demand, the Temporary Increase Commitment will terminate, and the Warehousing Commitment Amount shall be restored to the then amount of the Warehousing Commitment Amount determined pursuant to the provisions of the Credit Agreement without taking into account the Temporary Increase Amount.  As used herein, the term “Temporary Commitment Increase Termination Date” means the earliest to occur of (i) 2:00 P.M. on December 6, 2012, (ii) the occurrence of an Event of Default, or (iii) the termination of the Warehousing Commitment pursuant to Section 10.2 of the Credit Agreement.

2.                                      Borrowings and Payments of Warehousing Advances.  Borrowings of the Temporary Increase Amount shall not be available to the Borrower unless and until all amounts under the existing Warehousing Commitment (without giving effect to the Temporary Increase Commitment) have first been funded.  Borrowings of the Temporary Increase Amount shall be subject to all applicable conditions for Warehousing Advances and other applicable provisions of the Credit Agreement.  For avoidance of doubt, all Warehousing Advances funded with the Temporary Increase Commitment shall accrue interest in accordance with the provisions of Section 3.1 of the Credit Agreement. In addition to the applicable provisions of this agreement, payments of amounts so borrowed shall be subject to all of the applicable provisions of the Credit Agreement for payments and prepayments of Warehousing Advances.  Without limiting the provisions of Section 3.3 of the Credit Agreement (Principal Payments), so long as any Warehousing Advances which have been funded under the Temporary Increase Commitment remain unpaid, any repayments of Warehousing Advances made by the Borrower during the Temporary Commitment Increase Period shall be accompanied by a written statement to the Credit Agent directing the Credit Agent to apply such principal payment in reduction of the then outstanding principal balance of the Loan under either (i) the Warehousing Commitment (without giving effect to the Temporary Increase Commitment), or (ii) the Temporary Increase Commitment.

3.                                      Temporary Increase Note.  To evidence the Temporary Increase Commitment, the Borrower shall execute and deliver to the Lender a promissory note, in the form provided by the Lender, in a face amount equal to the Temporary Increase Amount (the “Temporary Increase Note”).

4.                                      Payment Upon Temporary Commitment Increase Termination Date. By 2:00 P.M., Boston time, on the Temporary Commitment Increase Termination Date, the Borrower shall, without notice or demand, pay to Credit Agent, for the benefit of the Lender, that amount which is necessary to reduce the outstanding principal balance of the Loan to the maximum principal balance of the Loan then permitted to be outstanding under the Credit Agreement under all other applicable provisions of the Credit Agreement (none of which are being affected by this agreement), after giving effect to the termination of the Temporary Increase Commitment.  The failure of the Borrower to so comply with the foregoing provision shall constitute an immediate Event of Default without notice or demand by the Lender.

5.                                      Usage Fee; Lender’s Return. As consideration for the Lender’s agreement to temporarily increase the Warehousing Commitment Amount as provided herein, the Borrower shall pay to the Lender the following amounts, at the times specified, which amounts shall be deemed to be fully earned upon the Borrower’s execution of this agreement:

(a)                                 At the end of the Temporary Commitment Increase Period, Credit Agent will determine the average usage of the Temporary Increase Commitment during the Temporary Commitment Increase Period by calculating the arithmetic daily average of the outstanding Warehousing Advances which were funded pursuant to the Temporary Increase Amount during the Temporary Commitment Increase Period (“Used Portion”). Borrower agrees to pay to Credit Agent, for the benefit of the Lender, a fee (“Usage Fee”) in an amount of 0.20% per annum of the Used Portion during such Temporary Commitment Increase Period.  Borrower shall pay to the Credit Agent, for the benefit of the Lender, the Usage Fee within three (3) Business Days after the date of Credit Agent’s invoice.  Credit Agent’s determination of the Usage Fee is computed on the basis of the actual number of days in each month and a year of 360 days, and is conclusive and binding, absent manifest error.

(b)                                 At the end of the Temporary Commitment Increase Period, Credit Agent will calculate the amount of interest which accrued at the Applicable Margin, in accordance with the provisions of the Credit Agreement on the aggregate outstanding principal balance of all Warehousing Advances which were funded pursuant to the Temporary Increase Amount during the Temporary Commitment Increase Period (the “Accrued Interest”).  In the event the Accrued Interest is less than $1,000,000, the Credit Agent shall so notify the Borrower, and within three (3) Business Days after the date of the Credit Agent’s invoice therefor, the Borrower shall pay to the Credit Agent, for the benefit of the Lender, an amount equal to the $1,000,000 minus the Accrued Interest.

6.                                      Amendments to Credit Agreement.

(a)                                 The definition of “Outside Sell Down Date” which is set forth on Page 13-12 of the Credit Agreement is hereby deleted in its entirety, and the following substituted in its stead:

““Outside Sell Down Date” means December 6, 2012.”

(b)                                 Without limiting the provisions of the Credit Agreement, including, without limitation, the provisions of Exhibit C (Eligible Loans and Other Assets),   the Borrower, the Credit Agent and the Lenders hereby acknowledge and agree that the following Mortgage Loans which are intended to be subject to Purchase Commitments may only be purchased by the following respective Investors:

Mortgage Loan	Investor
Fairfield	Freddie Mac

TGM	Credit Suisse Securities

Waterfront	Any of the following Investors: Bank of America Securities Citigroup/Smith Barney Securities

Credit Suisse Securities

Deutsche Securities

Duncan-Williams, Inc.

Freddie Mac

Goldman Sachs Securities

JP Morgan Securities Inc.

Morgan Stanley Securities

Nomura Securities

RBC Securities

RBS Securities

UBS Securities

Wells Fargo Securities

7.                                      Borrower Acknowledgements.  The Borrower acknowledges, confirms and agrees that:

(a)                                 All references in any Loan Document to the Borrower’s obligations to the Lender shall mean and include the Obligations as affected by this agreement and the Borrower’s obligations under the Temporary Increase Note.

(b)                                 This agreement and the Temporary Increase Note each shall constitute a Loan Document.

(c)                                  Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and the Borrower hereby ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents.

(d)                                 The Borrower has no claims, counterclaims, offsets, or defenses against the Credit Agent or the Lender directly or indirectly relating to the Borrower’s relationship with the Credit Agent and the Lender with respect to the Loan and/or the Borrower’s obligations under any Loan Document, and, to the extent that Borrower has or ever had any such claims, counterclaims, offsets, or defenses, the Borrower irrevocably waives the same and releases the Credit Agent and the Lender therefrom.

(e)                                  The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses incurred by the Credit Agent in connection with this agreement.

8.                                      Representations and Warranties.  The Borrower hereby represents and warrants to the Credit Agent and the Lender as follows:

(a)                                 No Default or Event of Default exists as of the date the Borrower executes this agreement, nor will a Default or Event of Default exist as of the Temporary Commitment Increase Effective Date.

(b)                                 The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the Temporary Commitment Increase Effective Date, except as to (i) matters which speak to a specific date, (ii) changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement, and (iii) matters previously disclosed to and approved in writing by the Credit Agent.

(c)                                  The Borrower has the power and authority and legal right to execute, deliver and perform this agreement and the Temporary Increase Note, has taken all necessary action to authorize the execution, delivery, and performance of this agreement and the Temporary Increase Note, and the person executing and delivering this Amendment and the Temporary Increase Note on behalf of the Borrower is duly authorized to do so.

(d)                                 This agreement and the Temporary Increase Note constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

9.                                      Conditions Precedent.  This agreement shall be effective only upon the satisfaction by the Borrower of, or written waiver by the Credit Agent of, the following conditions and any other conditions set forth in this agreement:

(a)                                 This agreement shall have been duly executed and delivered by the respective parties hereto, and the Borrower shall have delivered the duly executed Temporary Increase Note to the Lender.

(b)                                 All actions on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this agreement and the Temporary Increase Note shall have been duly and effectively taken, and evidence thereof satisfactory to the Credit Agent shall have been provided to the Credit Agent, including a Certificate of the Secretary of the Borrower as to all necessary consents, approvals, resolutions and the like with respect to the authorization of the Borrower to enter into, execute and deliver, and perform its obligations under this agreement and the Temporary Increase Note, and the incumbency and authenticity of the signatures of the Person or Persons executing this agreement and the Temporary Increase Note, and any other documents to be executed and delivered by or on behalf of the Borrower in connection herewith.

(c)                                  The Borrower shall have provided such additional documents to the Lender as the Lender may have reasonably requested.

(d)                                 No Default or Event of Default shall have occurred and be continuing.

10.                               Miscellaneous

(a)                                 This agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party.

(b)                                 The Borrower shall reimburse the Credit Agent for actual and reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation, and execution of this agreement as provided for in Section 12.2 of the Credit Agreement.

(c)                                  This agreement expresses the entire understanding of the parties with respect to the subject matter hereof.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)                                 Unless and until otherwise specifically and unambiguously set forth in writing by the Credit Agent, the Credit Agent’s (or its counsel’s) delivery of unsigned copies of, or of subsequent revisions to, this agreement (and/or any related documents) is solely for the purposes of review by the Borrower and its counsel, and neither such delivery, any prior or subsequent communications, nor the negotiation of any terms or provisions of this agreement (and/or any related documents), between the Credit Agent and the Lender and the Borrower (and/or their respective counsel), whether oral or written, shall in any way be construed as an offer or commitment by the Credit Agent or the Lender to enter into this agreement, nor in any way imply that the Credit Agent or the Lender is under any obligation to enter into this agreement.  The decision of the Credit Agent and the Lender whether to enter into, or to consider entering into, the within Amendment is in their sole and absolute discretion.  The signing of this agreement by the Borrower shall not be deemed to create any agreement by the Credit Agent and the Lender unless and until, in their sole and absolute discretion, the Credit Agent and the Lender have signed this agreement and delivered it to the Borrower or its counsel.

(e)                                  This agreement shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(f)                                   Time is of the essence hereunder.

[Signatures follow]

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the date first above written.

BORROWER:	WALKER & DUNLOP, LLC

	By	/s/ Deborah Wilson
Name: Deborah Wilson
Its: EVP, CFO & Treasurer

CREDIT AGENT:	BANK OF AMERICA, N.A.

	By	/s/ John F. Simon
Name: John F. Simon
Its: SVP

LENDER:	BANK OF AMERICA, N.A.

	By	/s/ John F. Simon
Name: John F. Simon
Its: SVP